UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2016 (the “Amendment Effective Date”), The GEO Group, Inc. (“GEO”) executed Amendment No. 1, among GEO and GEO Corrections Holdings, Inc. (together with GEO, the “Borrowers”), GEO Australasia Holdings Pty Ltd (“GEO Australasia Holdings”), GEO Australasia Finance Holdings Pty Ltd as trustee for the GEO Australasia Finance Holding Trust (the “Australian Trust”) (the “Australian Trustee”, and together with GEO Australasia Holdings, collectively, the “Australian Borrowers”), the guarantors party thereto, the issuing lenders party thereto, the lenders party thereto and BNP Paribas, as administrative agent (the “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of August 27, 2014, by and among the Borrowers, BNP Paribas, as administrative agent, and the lenders who are, or may from time to time become, a party thereto (the “Existing Credit Agreement”).

The Amendment amends certain terms of the Existing Credit Agreement to effect a revolving credit increase in the amount of $200.0 million, increases to the total leverage thresholds used in the determination of the applicable interest rates, and certain other modifications (the Existing Credit Agreement as so modified, the “Amended Credit Agreement”).

The Amendment provides that each lender (including each Increasing Lender and each Assuming Lender as defined in the Amended Credit Agreement) that executed a lender addendum as a Revolving Credit Lender agrees to provide a revolving credit commitment, inclusive of letters of credit issued thereunder, to the Borrowers at the Amendment Effective Time in an aggregate principal amount equal to $900.0 million (the “Revolving Credit Commitment”) on the terms set forth in the Amended Credit Agreement. In addition, the Amendment increases the principal amount of letters of credit that may be issued under the Revolving Credit Commitment from $175.0 million to $300.0 million.

The Amendment further provides that each Revolving Credit Lender (including each applicable Increasing Lender and each Assuming Lender) that executed a lender addendum as a Multicurrency Subfacility Lender agrees to provide a multicurrency subfacility commitment to the Borrowers and the Australian Borrowers at the Amendment Effective Time in an aggregate principal amount equal to $100.0 million (the “Multicurrency Subfacility Commitment”) on the terms set forth in the Amended Credit Agreement. The aggregate amount of loans and letters of credit that may be issued under the Revolving Credit Commitment and the Multicurrency Subfacility Commitment may not exceed $900.0 million.

Giving effect to the Amendment, the Amended Credit Agreement currently evidences a Credit Facility (the “Credit Facility”) consisting of a $291.0 million Term Loan (the “Term Loan”) bearing interest at LIBOR plus 2.50% (with a LIBOR floor of .75%), and a $900.0 million revolving credit facility (the “Revolver”) initially bearing interest at LIBOR plus 2.25% (with a LIBOR floor of 0.00%) together with AUD$225.0 million available solely for the issuance of financial letters of credit and performance letters of credit, in each case denominated in Australian Dollars (the “Australian LC Facility”). The Amended Credit Agreement also includes a $100.0 million Multicurrency Subfacility Commitment that is part of the Revolver and a $300.0 million letter of credit subfacility that is part of the Revolver. The Amended Credit Agreement also has an accordion feature of $450 million, subject to lender demand and prevailing market conditions and satisfying the relevant borrowing conditions. As of May 19, 2016, the Revolver had approximately $514 million in outstanding borrowings along with approximately $54 million of letters of credit issued thereunder. As of May 19, 2016, there were AUD$215 million of letters of credit issued under the Australian LC Facility. Amounts to be borrowed by GEO under the Amended Credit Agreement are subject to the satisfaction of customary conditions to borrowing. The Term Loan Maturity Date under the Amended Credit Agreement did not change from the Existing Credit Agreement and is April 3, 2020. The Amendment amended the termination date for the Revolving Credit Commitment component to May 19, 2021; provided, that if on October 3, 2019 both the maturity dates of all Term Loans and Incremental Term Loans have not been extended to November 19, 2021 or a later date, and the senior secured leverage ratio exceeds 2.50 to 1.00, then the termination date of the Revolving Credit Commitments will be October 3, 2019. The Amendment amended the maturity date for the performance letter of credit component of the Australian LC Facility to October 1, 2016, and the maturity date for the financial letter of credit component of the Australian LC Facility to February 15, 2017.

The Amended Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict GEO’s ability to, among other things (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) issue, sell or otherwise dispose of capital stock, (vii) engage in transactions with affiliates, (viii) allow the total leverage ratio to exceed 6.25 to 1.00, allow the senior secured leverage ratio to exceed 3.50 to 1.00 or allow the interest coverage ratio to be less than 3.00 to 1.00, (ix) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any senior notes, except as permitted, (x) allow the Australian Trustee to resign or retire as trustee of the Australian Trust or cause or permit any other person to become an additional trustee of the Australian Trust or take, or omit to take any action, which might or would result in the retirement, removal or replacement of the Australian Trustee as trustee of the Australian Trust, except as permitted, (xi) alter the business GEO conducts, and (xii) materially impair GEO’s lenders’ security interests in the collateral for its loans.

Events of default under the Amended Credit Agreement include, but are not limited to, (i) GEO’s or any Australian Borrower’s failure to pay principal or interest when due, (ii) GEO’s material breach of any representation or warranty, (iii) covenant defaults, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) certain material environmental liability claims which have been asserted against GEO, (viii) unless the Australian Borrower Resignation Date (as defined in the Amended Credit Agreement) has occurred, certain events involving the Australian Trustee or the Australian Trust occur including the Australian Trustee ceases to be the trustee of the Australian Trust or the Australian Trust is terminated, and (ix) a change in control.

All of the obligations under the Amended Credit Agreement are unconditionally guaranteed by certain domestic subsidiaries of GEO and the Amended Credit Agreement and the related guarantees are secured by a perfected first-priority pledge of substantially all of GEO’s present and future tangible and intangible domestic assets and all present and future tangible and intangible domestic assets of each guarantor, including but not limited to a first-priority pledge of all of the outstanding capital stock owned by GEO and each guarantor in their domestic subsidiaries.

The Australian Borrowers are wholly owned foreign subsidiaries of GEO, and became party to the Amended Credit Agreement by executing the Amendment. Pursuant to the Amendment, GEO designated each of the Australian Borrowers as restricted subsidiaries under the Amended Credit Agreement. However, the Australian Borrowers are not obligated to pay or perform any obligations under the Amended Credit Agreement other than their own obligations as Australian Borrowers under the Amended Credit Agreement. The Australian Borrowers do not pledge any of their assets to secure any obligations under the Amended Credit Agreement.

GEO and certain of its affiliates have previously entered into commercial financial arrangements with BNP Paribas, the administrative agent for the Amended Credit Agreement, BNP Paribas Securities Corp., the Lead Arranger for the Amended Credit Agreement, and with Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Suntrust Bank and Wells Fargo Securities, LLC, the Co-Syndication Agents for the Amended Credit Agreement, and/or their affiliates have in the past provided financial, advisory, investment banking and other services to GEO and its affiliates, including serving as initial purchasers for the 5.875% senior notes due 2022 issued by GEO in October 2013, the 5.125% senior notes due 2023 issued by GEO in March 2013, and the 6.625% senior notes due 2021 issued by GEO in February 2011, serving as underwriters for the 5.875% senior notes due 2024 issued by GEO in September 2014 and the 6.00% senior notes due 2026 issued by GEO in April 2016, and serving as the Administrative Agent, Lead Arranger or Co-Syndication Agents under the Existing Credit Agreement or GEO’s prior credit facility entered into on April 3, 2013, as amended.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference.

GEO is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, GEO herein. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that GEO files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to, those factors contained in GEO’s Securities and Exchange Commission filings, including GEO’s Form 10-K, 10-Q and 8-K reports.

Section 8	Other Events

Item 8.01.	Other Events

On May 20, 2016, GEO completed the redemption of $69,017,000 aggregate principal amount of its 6.625% senior notes due 2021 in accordance with the terms of the Indenture, dated as of February 10, 2011, among GEO, the subsidiary guarantors thereto and Wells Fargo Bank, National Association, as trustee (“2011 Indenture”). The redemption was completed on May 20, 2016 at a redemption price equal to 103.3125% of the principal amount thereof, and constituted a redemption of all remaining notes then outstanding under the 2011 Indenture. Interest on the notes ceased to accrue on May 20, 2016. As previously announced, GEO purchased on April 18, 2016, $230,983,000 aggregate principal amount of its 6.625% senior notes due 2021 pursuant to a tender offer.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of May 19, 2016, among The GEO Group, Inc., GEO Corrections Holdings, Inc., GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd as trustee for the GEO Australasia Finance Holding Trust, the Guarantors party thereto, the Issuing Lenders party thereto, the Lenders party thereto and BNP Paribas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2016 Date	THE GEO GROUP, INC. By: /s/ Brian R. Evans Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of May 19, 2016, among The GEO Group, Inc., GEO Corrections Holdings, Inc., GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd as trustee for the GEO Australasia Finance Holding Trust, the Guarantors party thereto, the Issuing Lenders party thereto, the Lenders party thereto and BNP Paribas, as Administrative Agent.